                            ARTICLES OF INCORPORATION
                                       OF
                             PADCO ADVISORS II, INC.

     The undersigned subscriber to these Articles of Incorporation, being eighteen (18) years or older, hereby presents these Articles to the State
Department of Assessments and Taxation with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

                                    Article I
                                      NAME

     The name of this Corporation is PADCO Advisors II, Inc. (hereinafter, the
"Corporation").

                                    Article II
                               NATURE OF BUSINESS

     The purposes for which the Corporation is formed are:

     To conduct and carry on the business of an investment advisor.

     To engage in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities.

     To issue or promulgate analyses or reports concerning securities or other investments.

     To hold, invest, and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

     To manufacture, produce, acquire, own, and to sell or otherwise dispose of any and all types of goods, other personal property, real property wherever located, tangible and intangible property, and otherwise to acquire, own, operate, lease, and deal in or with real and personal property wherever located, tangible and intangible property, securities, and investments of every kind, nature, and description, and to provide management and other services for individuals, sole proprietorships, partnerships, and corporations engaged in any type of business, profession, or enterprise in any state or territory of the
United States or in any foreign country as the case may be, in which this
Corporation may then be doing or performing any of the aforesaid matters.

     To conduct the business mentioned within and without the State of Maryland, and to buy, own, mortgage, grant, bargain, sell, and convey real and personal property, necessary or convenient for carrying on business of the nature specified herein.

     To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects therein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this Corporation.

     To acquire, and pay for in cash, stock or bonds, of this Corporation or otherwise, the good will, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

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     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of licenses, and privileges, inventions, improvements, and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

     To do all and everything necessary, suitable, incidental, relative, conducive, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein before set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid objects or purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

     The foregoing objects and purposes, except when otherwise specified, in no way shall be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of
Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights, and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights, or privileges so granted or conferred.

                                   Article III
                       PRINCIPAL OFFICE OF THE CORPORATION

     The post office address of the principal office of the Corporation in the
State of Maryland is: 4641 Montgomery Avenue, Suite 400, Bethesda, Maryland
20814.

                                   Article IV
                           RESIDENT AGENT AND ADDRESS

     The name of the resident agent and the address of the agent are:

                              Albert P. Viragh, Jr.
                                10446 Nolan Drive
                               Rockville, MD 20850

Said resident agent is a resident of the State of Maryland.

                                    Article V
                                 CAPITAL STOCK

     The maximum number of shares of capital stock that the Corporation is authorized to issue is one hundred (100) shares of Common Stock having a par value of One Cent ($.01) per share, such Common Stock being all of one class and bearing one vote per share, which vote shall be noncumulative. No holder of common stock of the Corporation (hereinafter, "Stockholder") shall have a preemptive right to acquire any shares of stock of the Corporation.

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     The shares of capital stock of the Corporation, when issued, will be fully paid and non-assessable and have no preference, preemptive, conversion, exchange, or similar rights.

     The board of directors of the Corporation (hereinafter, the "Board of
Directors") from time to time may declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock of the Corporation, the amount of such dividends and distributions and the payment of such dividends and distributions being wholly in the discretion of the Board of Directors.
Dividends or distributions on shares on any class of stock of the Corporation shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

                                   Article VI
                                    DIRECTORS

     The number of Directors constituting the Board of Directors is two (2), which number may be increased or decreased by the By-Laws of the Corporation.
The names and post office addresses of the persons who are to serve as the
Directors until the first annual meeting of the Stockholders and until their successors are elected and shall qualify are:

                                  Skip Viragh
                       4641 Montgomery Avenue, Suite 400
                            Bethesda, Maryland 20814

                                Amanda C. Viragh
                       4641 Montgomery Avenue, Suite 400
                            Bethesda, Maryland 20814

                                   Article VII
                           ADDITIONAL CORPORATE POWERS

     In furtherance and not in limitation of the general powers conferred by the laws of the State of Maryland and of the purposes and objects herein above stated, this Corporation shall have all and singular the following powers:

     This Corporation shall have the power to enter into, or become a partner in, any arrangement for sharing profits, union of interest, or cooperation, joint venture, or otherwise, with any person, firm, or corporation, joint venture, or otherwise, with any person, firm, or corporation, to carry on any business which this Corporation has the direct or incidental authority to pursue.

     This Corporation shall have the power to deny to the holders of the Common
Stock of this Corporation any preemptive right to purchase or subscribe to any new issues of any type of stock of this Corporation, and no Stockholder shall have any preemptive right to subscribe to any such stock.

     The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class; whether now or hereafter authorized, and securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as said
Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation.

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                                  Article VIII
                                    AMENDMENT

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment (including an amendment or amendments changing the terms of any of the outstanding stock by classification, reclassification, or otherwise)
shall be approved by the Board of Directors, proposed by the Board of Directors to the Stockholders, and approved at a Stockholders' meeting by the affirmative vote of two-thirds (2/3) of all the stock entitled to vote thereon; or, alternatively, all of the Directors and all of the Stockholders shall sign a written statement manifesting their intention that a certain amendment of these
Articles of Incorporation be made. All rights of Stockholders are subject to this reservation.

                                   Article IX
                                 INDEMNIFICATION

     Each director and officer or former director or officer of the Corporation, or any person who may have served at the request of the Corporation as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, including in each case their respective executors and administrators, shall be indemnified by the Corporation against liabilities, fines, penalties, and claims imposed upon or asserted against him, including amounts paid in settlement, by reason of having been such a director or officer, whether or not then continuing so to be, and against all expenses, including counsel fees, reasonably incurred by him in connection therewith, unless it is proven that:

     (i) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding; and

               (a) was committed in bad faith; or

               (b) was the result of active and deliberate dishonesty; or

     (ii) the director or officer actually received an improper personal benefit in money, property, or services; or

     (iii) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe that the act or omission was lawful.

     Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with any proceeding. However, if the proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the
Corporation.

     Authorization of indemnification, determination that indemnification is permissible, and all evaluations as to reasonableness shall be made:

     (i)  by the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (ii) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding; or

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     (iii) by the Stockholders, but shares owned by or voted under the control of directors who at the time are parties to the proceeding may not be voted on the authorization, determination, or evaluation.

     The right of indemnification hereby provided shall be in addition to any other rights to which any director or officer may be entitled and shall be such that each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent and in the manner provided by the General
Corporation Law of the State of Maryland, the Investment Company Act of 1940, as
amended, and the Investment Advisers Act of 1940, as amended, if applicable.

                                   Article IX
                               PERPETUAL EXISTENCE

               The duration of the Corporation shall be perpetual.

                                   * * * * * *

     I, Timothy P. Hagan , whose post office address is 4641 Montgomery Avenue,
Suite 400, Bethesda, Maryland, 20814, hereby acknowledge on behalf of the
Corporation that the foregoing Articles of Incorporation is the corporate act of the Corporation and further certify under the penalties of perjury to the best of my knowledge, information, and belief, the matters and facts set forth in the
Articles are true in all material respects.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 1 day of July, 1994, and acknowledged the same to be my act.

                                                /s/ Timothy P. Hagan
                                                --------------------------------
                                                Timothy P. Hagan
                                                Incorporator

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